UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2017

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction

of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) At the Annual Meeting of Stockholders of Cedar Realty Trust, Inc. (the “Company”) held on May 2, 2017, the Company’s stockholders voted to elect Gregg A. Gonsalves to the Board of Directors of the Company (the “Board”). Mr. Gonsalves will serve as a member of the Audit Committee and Compensation Committee. In connection with his election as director, Mr. Gonsalves will participate in the Company’s standing compensation program for its non-employee outside directors.

Mr. Gonsalves, age 49, has been an Advisory Partner with Integrated Capital LLC since 2013. Prior to joining Integrated Capital LLC, Mr. Gonsalves was a Managing Director in Goldman, Sachs & Co.’s Real Estate Merger & Acquisition Business, where he was the partner responsible for this business unit. Mr. Gonsalves has served on the board of POP Tracker LLC, a private LLC based in the U.S., since 2013 and is presently Chairman of the Board of Directors of the Jackie Robinson Foundation, where he has served as a board member for approximately the past ten years. Mr. Gonsalves received a B.S. from Columbia University and received an M.B.A. from the Harvard Graduate School of Business.

There is no arrangement or understanding between Mr. Gonsalves and any other person pursuant to which he was elected as a director.

(e) At the Annual Meeting of Stockholders of Cedar Realty Trust, Inc. held on May 2, 2017, the Company’s stockholders approved the adoption of the Cedar Realty Trust, Inc. 2017 Stock Incentive Plan (the “2017 Plan”). The 2017 Plan was previously approved by the Company’s Board subject to stockholder approval. The 2017 Plan authorizes the grant of equity-based awards covering up to 4.0 million shares of the Company’s common stock. The 2017 replaces the Company’s 2012 Stock Incentive Plan, under which no further awards will be granted.

Additional information regarding the 2017 Plan can be found under the heading “Proposal 5 – Approval of 2017 Stock Incentive Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2017 and is incorporated herein by reference. This information is qualified in its entirety by the full text of the 2017 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In connection with the adoption of the 2017 Plan, the Company’s Compensation Committee of the Board approved the form of Restricted Stock Award Agreement, which is filed as Exhibit 10.2 hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 2, 2017 the Company held its annual meeting of stockholders. The Company previously filed with the Securities and Exchange Commission the annual proxy statement and related materials pertaining to this meeting.

At the meeting, stockholders voted on five proposals: (1) the election of directors, (2) approval of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2017, (3) advisory (non-binding) vote on executive compensation, (4) advisory (non-binding) vote on the frequency of say-on-pay votes, and (5) approval of the Company’s 2017 Stock Incentive Plan. A total of 81,883,876 shares of the Company’s common stock outstanding and entitled to vote were present at the meeting, in person or by proxy, representing approximately 95.7% of the outstanding stock entitled to vote at such meeting.

Each proposal was approved, pursuant to the following voting results:

1. Election of Directors

	For	Withheld	Abstain	Broker Non-Votes

Abraham Eisenstat	60,691,631.48	12,256,267.00	262,051.91	8,673,925.60

Gregg A. Gonsalves	72,440,075.07	505,723.42	264,151.91	8,673,925.60

Pamela N. Hootkin	72,581,613.48	532,173.00	96,163.91	8,673,925.60

Paul G. Kirk, Jr.	60,745,710.54	12,368,282.95	95,956.91	8,673,925.60

Steven G. Rogers	60,695,073.48	12,251,032.00	263,844.91	8,673,925.60

Bruce J. Schanzer	72,498,692.22	611,382.27	99,875.91	8,673,925.60

Roger M. Widmann	60,783,547.48	12,326,727.00	99,675.91	8,673,925.60

2. Appointment of Ernst & Young LLP as independent registered public accounting firm

For	Against	Abstain	Broker Non-Votes
81,532,098.42	333,274.66	18,502.91	0.00

3. Advisory (non-binding) vote on executive compensation

For	Against	Abstain	Broker Non-Votes
71,440,511.83	1,653,432.99	108,707.57	8,681,223.60

4. Advisory (non-binding) vote on the frequency of say-on-pay votes

Every 1 year	Every 2 years	Every 3 years	Abstain	Broker Non-Votes
61,337,022.19	2,633,661.18	9,110,600.00	128,667.03	8,673,925.60

5. Approval of 2017 Stock Incentive Plan

For	Against	Abstain	Broker Non- Votes
58,524,955.27	14,558,510.22	126,484.91	8,673,925.60

Item 9.01. Financial statements and exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Cedar Realty Trust, Inc. 2017 Stock Incentive Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 23, 2017)

10.2	Form of Restricted Stock Award Agreement under the Cedar Realty Trust, Inc. 2017 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2017

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and CEO

EXHIBIT INDEX

Exhibit Number	Description

10.1	Cedar Realty Trust, Inc. 2017 Stock Incentive Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 23, 2017)

10.2	Form of Restricted Stock Award Agreement under the Cedar Realty Trust, Inc. 2017 Stock Incentive Plan